Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(753,746)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(3,438,954)
Dividend Income	71,824
Interest Income	15,544
ETF Transaction Fees	350
Total Income (Loss)	$(4,104,982)

Expenses
General Partner Management Fees	$12,727
Professional Fees	19,556
Brokerage Commissions	377
Directors' Fees and insurance	1,932
License fees	254
Total Expenses	34,846
Expense Waiver	(19,575)
Net Expenses	$15,271
Net Income (Loss)	$(4,120,253)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/23	$22,815,481
Withdrawals (50,000 Shares)	(499,249)
Net Income (Loss)	(4,120,253)

Net Asset Value End of Month	$18,195,979
Net Asset Value Per Share (1,900,000 Shares)	$9.58

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596